Exhibit 99.1

New Study Demonstrates Safety Shot Significantly Reduced Blood Alcohol Within 30 Minutes Compared to Control

A larger double-blinded placebo controlled trial has been initiated

JUPITER, FL – October 12, 2023 – Safety Shot, Inc. (Nasdaq: SHOT) today reported results from a product test of Safety Shot™, the world’s first patented beverage that helps people feel better faster by reducing blood alcohol content and boosting clarity.

A study was conducted with volunteers where subjects were served alcohol for one hour, then asked to stop drinking for 30 minutes; after which time volunteers went through a variety of sobriety tests and were then given a breathalyzer to measure their blood alcohol content (BAC). Immediately following the tests, volunteers drank 6 ounces of Safety Shot and waited 30 minutes before repeating the same sobriety tests. Participants represented a diverse group composed of males and females from a variety of ethnicities and races.

The control group participants were allowed to drink for at least one hour, then wait for approximately five minutes, and rinse their mouth with fresh water two times to ensure no residual alcohol in the mouth and throat. The control participants then took a breathalyzer test, waited at least 30 minutes without a drink (were not administered Safety Shot), and took a second breathalyzer test.

Statistically significant results included the following:

Effects of Safety Shot on Blood Alcohol Content (BAC)

The average reduction in percentage of BAC when Safety Shot was administered was 0.079 % BAC/hour compared to 0.01 % BAC/hour for the control group, which did not drink Safety Shot, with a statistically significant p-value of .02428. The results indicate that Safety Shot significantly reduced the percentage of BAC faster on average relative to the control group which was not administered Safety Shot.

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“The results of this volunteer study confirm the findings of a number of volunteer studies and clearly demonstrate that Safety Shot reduces blood alcohol content at a statistically significant level and did so at a much faster rate than the rate of people who did not drink Safety Shot,” stated Safety Shot’s Chief Scientific Officer, Dr. Glynn Wilson. “While we are very pleased with these results, this was a small study in which volunteers were not very closely monitored. We have started a double-blinded placebo controlled clinical study in order to obtain a body of data that demonstrates the clinical benefits of Safety Shot for people who consume alcohol, as well as those that don’t, as its nootropic formula is designed to improve brain function and clarity for anyone who drinks it.”

About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. The Company plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on X (formerly known as Twitter) and LinkedIn.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2022 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Safety Shot Media Contact:

Phone: 561-244-7100
Email: investors@safetyshotholdings.com

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